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                                                                  Exhibit  10.2



                         SLT REALTY LIMITED PARTNERSHIP
                             STARWOOD LODGING TRUST

                                 PURCHASE MONEY
                                 PROMISSORY NOTE

$97,500,000.00                                            NEW YORK, NEW YORK
                                                           FEBRUARY 14, 1997


            WHEREAS, pursuant to that certain Contribution Agreement dated as of January 15, 1997 (the "REALTY CONTRIBUTION AGREEMENT"), by and among SLT Realty Limited Partnership, a Delaware limited partnership ("REALTY PARTNERSHIP"), Starwood Lodging Trust, a Maryland real estate investment trust ("TRUST" and together with Realty Partnership, "MAKERS"), Starwood Lodging Corporation, SLC Operating Limited Partnership, The Prudential Insurance Company of America, on behalf of Prudential Property Investment Separate Account II ("PAYEE"), the other Contributing Parties (as defined therein) and the Property Companies (as defined therein), Makers are purchasing interests in the Property Companies;

            WHEREAS, as partial payment of the Purchase Price (as defined in the Realty Contribution Agreement) for the Property Companies, Makers (and their affiliates) have requested that Payee accept this Note and Payee has agreed to accept this Note as such partial payment; and

            WHEREAS, unless otherwise indicated, capitalized terms shall have the meanings set forth in Section 7 hereof.

            NOW, THEREFORE, Makers, jointly and severally, agree as follows:

            FOR VALUE RECEIVED, each Maker, jointly and severally, unconditionally promises to pay to the order of Payee in the manner and at the place hereinafter provided, the principal amount of NINETY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($97,500,000.00) on the Maturity Date, subject to the obligation of Makers to prepay a portion of this Note on or prior to February 20, 1997 pursuant to Section 1(b) hereof.

            Makers also promise to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a fixed rate per annum equal to 7.00%; provided that any principal amount not paid when due and, to the extent permitted by applicable law, any interest not paid when due, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (both before as well as after judgment), shall bear interest payable upon demand at a rate that is 6.00%


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per annum in excess of the rate of interest otherwise payable under this Note.
Interest on this Note shall be payable upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and on the Maturity Date. All computations of interest shall be made by Payee on the basis of a 360 - day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day of such period). In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

      1.    PAYMENTS.

            (a) All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds, payable in accordance with the wire instructions set forth in Schedule I hereto, or at such other place as Payee may direct in writing. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Makers hereunder with respect to payments of principal or interest on this Note.

            (b) Makers shall prepay $25,500,000.00 of the principal amount of this Note together with interest accrued thereon on or prior to February 20, 1997.

            (c) Makers may elect to extend the Maturity Date from April 15, 1997 to May 14, 1997 by giving written notice of such extension to Payee on or prior to 5:00 p.m. (New York City time) on April 11, 1997 (with time being of the essence).

      2. PREPAYMENTS. Makers shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, upon at least 2 days' notice; provided that each such prepayment shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (subject to Section 1(b) hereof). Any prepayment hereunder shall be accompanied by interest on the principal amount of the Note being prepaid to the date of prepayment.

      3. COVENANTS. Each Maker, jointly and severally, covenants and agrees that until this Note is paid in full it will:



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            (a) promptly provide to Payee all financial and operational information with respect to such Maker as Payee may reasonably request;

            (b) promptly after the occurrence of an Event of Default or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, provide Payee with a certificate of the chief executive officer or chief financial officer of such Maker specifying the nature thereof and such Maker's proposed response thereto;

            (c) maintain a net worth equal to $275,000,000 plus seventy five percent (75%) of any equity issued by Makers after the date hereof; and

            (d) not merge or consolidate with any other Person, or sell, lease or otherwise dispose of all or any substantial part of its property or assets to any other Person outside the ordinary course of business.

      4. REPRESENTATIONS AND WARRANTIES. Each Maker, jointly and severally, hereby represents and warrants to Payee that:

            (a) Realty Partnership is a duly organized and validly existing partnership in good standing under the laws of the State of Delaware and has the partnership power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

            (b) Trust is a duly organized and validly existing real estate investment trust in good standing under the laws of the State of Maryland and has the power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;

            (c) this Note constitutes the duly authorized, legally valid and binding obligation of such Maker, enforceable against such Maker in accordance with its terms;

            (d) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

            (e) the execution, delivery and performance by such Maker of this Note do not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the agreement of limited partnership, as amended, or any other organizational documents of such Maker or (ii) result in the creation of any lien or other encumbrance with respect to the property of such Maker;



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            (f) there is no action, suit, proceeding or governmental
      investigation pending or, to the knowledge of such Maker, threatened against such Maker or any of its subsidiaries or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of such Maker and its subsidiaries, taken as a whole, or the ability of such Maker to comply with its obligations hereunder; and

            (g) the representations and warranties of Realty Partnership contained in Section 7.02 of the Realty Contribution Agreement and of Trust contained in Section 7.04 of the Realty Contribution Agreement (in each case, which, by this reference, are incorporated herein in their entirety) are and will be true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete on and as of such earlier date.

      5. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

            (a) failure of Makers to pay any principal, interest or other amount due under this Note when due, whether at stated maturity, by required prepayment (including without limitation as required under Section 1(b) hereof), declaration, acceleration, demand or otherwise; or

            (b) failure of any Maker to pay, or the default in the payment of, amounts due under or in respect of any promissory note, indenture or other agreement or instrument relating to any indebtedness for borrowed money of $1,000,000 or more owing by such Maker, to which it is a party or by which such Maker or any of its property is bound beyond any applicable grace period; or the occurrence of any other event or circumstance and notice or lapse of time or both which permits acceleration of such indebtedness; or

            (c) failure of any Maker to perform or observe in all material respects any other term, covenant or agreement to be performed or observed by it pursuant to this Note; or

            (d) any representation or warranty made by any Maker to Payee in connection with this Note shall prove to have been false in any material respect when made (including, without limitation, the representations and warranties contained in Sections 7.02 and 7.04 of the Realty Contribution Agreement and incorporated by reference herein in accordance with Section 4(f)); or



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            (e) any order, judgment or decree shall be entered against any Maker decreeing the dissolution or split-up of such Maker; or

            (f) suspension of the usual business activities of any Maker or the complete liquidation, or liquidation of a substantial portion, of any Maker's business; or

            (g) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Maker or any of its respective affiliates in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "BANKRUPTCY CODE") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Maker or any of its respective affiliates under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Maker or any of its respective affiliates or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Maker or any of its respective affiliates for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Maker or any of its respective affiliates, and, in the case of any event described in this clause (ii), such event shall have continued for 30 days unless dismissed, bonded or discharged; or

            (h) an order for relief shall be entered with respect to any Maker or any of its respective affiliates or any Maker or any of its respective affiliates shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Maker or any of its respective affiliates shall make an assignment for the benefit of creditors; or any Maker or any of its respective affiliates shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the partners of any Maker or any of its respective affiliates (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or



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            (i) any Maker shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Payee.

      6. REMEDIES. Upon the occurrence of any Event of Default specified in
Section 5(g) or 5(h) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Makers). Upon the occurrence and during the continuance of any other Event of Default Payee may, by written notice to Makers, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Makers).

      7. DEFINITIONS. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

            "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "EVENT OF DEFAULT" means any of the events set forth in Section 5.

            "MATURITY DATE" means April 15, 1997, unless Makers notify Payee of Makers' election to extend the Maturity Date in accordance with Section 1(b) hereof, in which case "Maturity Date" shall mean May 14, 1997.

            "PERSON" means any individual, partnership, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.


      8. MISCELLANEOUS.

            (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telefacsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered as follows: if to Makers, at its address specified opposite its signature below; and if to Payee, at c/o Prudential Real Estate Investors, 8 Campus Drive Parsippany, NJ 07054, Attention: Gary L. Kauffman (Fax 201-683-1790), James P. Walker, Esq. (Fax 201-683-1788), with copies to:


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O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022;
Attention: Robert S. Insolia, Esq. (Fax 212-326-2061), or in each case at such other address as shall be designated in writing from time to time by Payee or Makers. All such notices and communications shall be effective when received by the other party.

            (b) Makers agree to indemnify Payee against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Payee arising out of or in connection with or as a result of the loan evidenced by this Note. In particular, Makers promise to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection and enforcement of this Note. Makers agree to pay all reasonable out-of-pocket expenses of Payee incurred in connection with the enforcement and administration of this Note, the documents and instruments referred to herein and any amendments, waivers or consents relating hereto or thereto including, without limitation, the reasonable fees and expenses of outside counsel for Payee. In addition, Makers agree to pay, and to save Payee harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with Makers' execution or delivery of this Note.

            (c) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Makers and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Makers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

            (d) Makers and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            (e) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (f) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS


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OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE
GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            (g) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE EACH MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. Each Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Maker at its address set forth below its signature hereto, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against such Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Payee to bring proceedings against such Maker in the courts of any other jurisdiction.

            (h) EACH MAKER AND, BY THEIR ACCEPTANCE OF THIS NOTE, PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Maker and, by their acceptance of this Note, Payee and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.



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            (i) Makers agree that each Maker shall be jointly and severally liable for each and every obligation set forth in this Note.

            (j) Each Maker hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

            (k) Realty Partnership is a partnership and the agreement herein contained shall remain in full force and effect notwithstanding any changes in the individuals composing such partnership, and the terms "Realty Partnership" and "Maker," as used herein, shall include any alternate or successor partnerships, but any predecessor partnerships and their respective partners shall not thereby be released from any liability. Payee may renew or extend any of the liabilities of any of the partners of the partnership and may make additional advances or extensions of credit to any of them or release or fail to set off any deposit account or credit of any of them or grant other indulgences to any of them, all from time to time, before or after the maturity hereof, with or without further notice to or assent from any of the other partners or other parties liable with respect hereto.

            (l) Makers agree and acknowledge that time is of the essence in this Note.

            (m) The name "Starwood Lodging Trust" is a designation of Starwood Lodging Trust and its trustees (as trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988 and as further amended subsequent thereto, which states that all persons dealing with Starwood Lodging Trust shall look solely to the assets of Starwood Lodging Trust for enforcement of any claims against Starwood Lodging Trust, and the trustees, officials, agents and security holders of Starwood Lodging Trust assume no personal liability for obligations entered into on behalf of Starwood Lodging Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.


                [Remainder of Page Intentionally Left Blank]



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            IN WITNESS WHEREOF, each Maker has caused this Note to be executed and delivered by its duly authorized general partner, as of the day and year and at the place first above written.

                             SLT REALTY LIMITED PARTNERSHIP

                             By:   STARWOOD LODGING TRUST,
                                   Its General Partner

                                   By:   /S/ [ILLEGIBLE]
                                      ------------------------------------------
                                         Name:
                                         Title:


                             STARWOOD LODGING TRUST


                             By:   /S/ [ILLEGIBLE]
                                ------------------------------------------------
                                   Name:
                                   Title:

                                   Notice address for Makers:

                                   Starwood Lodging Trust
                                   2231 East Camelback Road, Suite 410
                                   Phoenix, AZ  85016
                                   Telephone: (602) 852-3900
                                   Telecopy: (602) 852-0984
                                   Attention:  Steven R. Goldman
                                   Attention:  Nir Margalit, Esq.

                                   with a copy to:

                                   Kirkland & Ellis
                                   200 East Randolph Drive
                                   Chicago, Illinois 60601
                                   Telephone: (312) 861-2000
                                   Telecopy: (312) 861-2200
                                   Attention:  Stephen G. Tomlinson, Esq.



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                       TRANSACTIONS ON PROMISSORY NOTE



                           Amount of    Amount of    Outstanding
            Amount of      Principal    Interest     Principal
            Loan Made      Paid         Paid         Balance          Notation
Date        This Date      This Date    This Date    This Date        Made By
----        ---------      ---------    ---------    -----------      --------


